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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)    April 10, 2003
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                           REGENCY CENTERS CORPORATION
             (Exact name of registrant as specified in its charter)


          Florida                        001-12298              59-3191743
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(State or other jurisdiction            Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


    121 West Forsyth Street, Suite 200                            32202
          Jacksonville, Florida                                   -----
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 (Address of principal executive offices)                       (Zip Code)



    Registrant's telephone number including area code:     (904) 598-7000
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                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1.     Changes In Control Of Registrant

         This Form 8-K is being filed to report the expiration on April 10, 2003 of a standstill between Security Capital Group Incorporated ("Security Capital") and Regency Centers Corporation ("Regency") contained in a Stockholders Agreement dated as of July 10, 1996 (as amended, the "Stockholders Agreement").

         Security Capital, through subsidiaries, owns 34,273,236 shares of Regency's common stock, representing approximately 56.8% of the voting stock outstanding as of the date of this Form 8-K. Security Capital acquired the shares in January 2001 as part of an asset acquisition from its affiliate, Security Capital US Realty, a Luxembourg corporation. In May 2002, Security Capital, formerly a New York Stock Exchange company, became an indirect wholly-owned subsidiary of General Electric Capital Corporation, which in turn is an indirect subsidiary of the General Electric Company.

         Security Capital became a party to the Stockholders Agreement in January 2001 when it acquired Security Capital US Realty's investment in Regency. In July 2002, Security Capital notified Regency that the standstill, which would automatically renew for an additional one-year term absent notice to the contrary, would not be renewed. As a result, the standstill expired on April 10, 2003.

         While the standstill was in effect, Security Capital was generally required to vote its shares of common stock in accordance with the recommendation of Regency's board of directors or proportionally in accordance with the vote of the other holders of common stock. In addition, the standstill prohibited Security Capital from (1) changing the composition of Regency's board of directors (apart from Security Capital's own representatives, which were not to exceed 49% of the board), or (2) proposing an extraordinary transaction such as a business combination. All these restrictions ended upon the expiration of the standstill.

         Other provisions of the Stockholders Agreement remain in effect after the end of the standstill, including restrictions that will apply until Security Capital ceases to own at least 10% or 15% (depending on the provision in question) of Regency's common stock on a fully diluted basis for 180 consecutive days. For example, so long as Security Capital does not drop below the 15% ownership level, it may not transfer shares in a negotiated transaction that would result in any transferee beneficially owning more than 9.8% of Regency's capital stock unless Regency approves the transfer, in its sole discretion. Until its ownership drops below 15%, Security Capital has the right under the Stockholders Agreement to nominate the lesser of (1) three directors, or (2) its proportionate share based on its stock ownership.

         For a full description of Security Capital's rights and obligations, see the Stockholders Agreement, which is incorporated herein by reference.


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Item 7    Financial Statements and Exhibits

(c)       Exhibits

10.1 Stockholders' Agreement dated July 10, 1996 (filed as an appendix to Regency's definitive proxy statement dated August 2, 1996 and incorporated by reference).

10.2 First Amendment of Stockholders' Agreement dated February 10, 1997 (incorporated by reference to Regency's Form 8-K report filed March 14, 1997).

10.3 Amendment No. 2 to Stockholders' Agreement dated December 4, 1997 (incorporated by reference to Exhibit 6.2 to Schedule 13D/A filed by Security Capital U.S. Realty on December 11, 1997).

10.4 Amendment No. 3 to Stockholders Agreement dated September 23, 1998 (incorporated by reference to Exhibit 8.2 to Schedule 13D/A filed by Security Capital U.S. Realty on October 2, 1998).

10.5        Letter Agreement dated June 14, 2000 (incorporated by reference to
            Exhibit 10.2 to Schedule 13D/A filed by Security Capital U.S. Realty on September 27, 2000).





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            Pursuant to the requirements of the Securities and Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REGENCY CENTERS CORPORATION
                                        (registrant)



April 10, 2003                          By:    /s/ J. Christian Leavitt
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                                               J. Christian Leavitt, Senior Vice
                                                 President and Chief Accounting
                                                 Officer




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